Exhibit 10.21.10

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 28, 2018 (this “Amendment”) is by and between QUICKEN LOANS INC. (the “Borrower”) and FIFTH THIRD BANK (the “Lender”).

RECITALS

A.                                    The Borrower and the Lender are parties to a Credit Agreement dated as of December 30, 2013, as amended by the First Amendment to Credit Agreement dated as of April 21, 2014, as amended by the Second Amendment to Credit Agreement dated as of December 29, 2014, as amended by the Third Amendment to Credit Agreement dated as of April 24, 2015, as amended by the Fourth Amendment to Credit Agreement dated as of December 23, 2015, but effective as of December 29, 2015, as amended by the Fifth Amendment to Credit Agreement dated March 1, 2016, as amended by the Sixth Amendment to Credit Agreement dated February 28, 2017, as amended by the Seventh Amendment to Credit Agreement dated May 24, 2017, as amended by the Eighth Amendment to Credit Agreement dated October 3, 2017, but effective as of September 1, 2017, and as amended by the Ninth Amendment to Credit Agreement dated as of November 29, 2017 (as amended and as may be further amended or restated from time to time, the “Credit Agreement”).

B.                                    The parties now desire to amend certain terms of the Credit Agreement as set forth herein.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I AMENDMENTS. Subject to Article III hereof, the Credit Agreement is amended as follows:

1.1                               The following definitions are added to Section 1.01 of the Credit Agreement in their appropriate alphabetical location:

“Tenth Amendment” means the Tenth Amendment to Credit Agreement dated as of February 28, 2018 between Borrower and Lender.

“Tenth Amendment Effective Date” means February 28, 2018.

1.2                               The following definitions in Section 1.01 of the Credit Agreement are deleted: Sixth Commitment Fee and Seventh Commitment Fee.

1.3                               The following definitions in Section 1.01 of the Credit Agreement are amended to read as follows:

“Applicable Percentage” means (i) [***] per annum effective on January 1, 2018 until, if applicable, later adjusted as provided in the remainder of this definition, or (ii) such other per annum percentage as Lender and Borrower may later agree to in writing. If any Regulatory Change (a) subjects Lender to any charge on, or change in taxation of, its deposit liabilities, (b) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against deposits with, or liabilities of Lender, or (c) imposes any other condition the result of which is to increase the cost of carrying liabilities or capital, then Lender reserves the right to adjust the amount of any credit described in Section 2.10(c) of this Agreement or the Pricing Agreement to Master Treasury Management Agreement dated April 21, 2014 (as amended) among Lender, Borrower, Rock Holdings Inc., and Title Source, Inc., as it may be amended, amended and restated or otherwise superseded or replaced from time to time, or the Applicable Percentage to reflect the cost or effect of the Regulatory Change as determined by Lender in good faith. The term “Regulatory Change” shall mean (1) the adoption after the date hereof of any law, rule or regulation (including with respect to capital adequacy or liquidity) or any change in any law, rule or regulation after the date hereof, (2) any change after the date hereof in the interpretation or administration of any law, rule or regulation by any governmental authority or agency or central bank (whether or not having the force of law), or (3) the compliance, whether commenced prior to or after the date hereof, with (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder (“Guidance”) or issued in connection therewith and (y) all Guidance promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities pursuant to Basel III, regardless of the date enacted, adopted or issued.

“Specified Fees” means the Facility Fee and the Specified Interest.

“Specified Interest” means the interest accruing on the Loans on and after January 1, 2018.

“Termination Date” means the earlier of (a) February 28, 2020 and (b) the date of termination of the Commitment.

1.4                               Section 2.10 of the Credit Agreement is amended to read:

(a)                                 Borrower agrees to pay to Lender a quarterly facility fee (the “Facility Fee”) at the rate per annum equal to the rate determined from the chart below on the average daily unused amount of the Commitment from and including January 1, 2018 to

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but excluding the Termination Date. Accrued Facility Fees shall be payable in arrears with respect to the most recently ended calendar quarter or portion thereof when due in accordance with the requirements of the invoice provided by Lender each April, July, October, and January and on the applicable date designated by Lender with respect to the date on which the Commitment terminates (each, a “Specified Fees Payment Date”), beginning on the first Specified Fees Payment Date to occur after the Tenth Amendment Effective Date.

Usage Percentage
For Applicable
Calendar
Quarter or	Facility Fee
Portion Thereof	(per annum)
less than 20%	[***]
greater than or equal to 20% but less than or equal to 50%	[***]
greater than 50% but less than 80%	[***]
greater than or equal to 80%	[***]

(b)                                 (i)                                     [Reserved.]

(ii)                                  [Reserved.]

(iii)                               [Reserved.]

(iv)                              [Reserved.]

(v)                                 [Reserved.]

(vi)                              [Reserved.]

(vii)                           [Reserved.]

(c)                                  (i) Borrower will receive a credit to the Specified Fees due on a Specified Fees Payment Date in an amount equal to the Applicable Percentage of the daily average aggregate balance of Borrower’s Cash Deposits at Lender during the calendar quarter or portion thereof immediately preceding the applicable Specified Fees Payment Date (the “Operative Quarter”).

(ii)                                  [Reserved.]

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(iii)                               If Borrower is entitled to a credit to the Specified Fees that is greater than the Specified Fees due on that Specified Fees Payment Date (“Excess Credit”), Lender has no obligation to pay Borrower any of the Excess Credit and Borrower may not carry any of the Excess Credit forward to any future Specified Fees (although under separate written agreements with Lender Excess Credit may be credited to other amounts due Lender).

(iv)                              Subject to subparagraph (iii) immediately above, the credit is applied first to the Facility Fee due with respect to the Operative Quarter and then to the Specified Interest due with respect to the Operative Quarter.

ARTICLE II REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to Lender that:

2.1                               The execution, delivery, and performance of this Amendment are within its powers, have been duly authorized by all necessary company action and are not in contravention of any law, the terms of its Articles of Incorporation or By-Laws, as applicable, or of any undertaking to which it is a party or by which it or its properties is bound.

2.2                               This Amendment is the legal, valid, and binding obligation of the Borrower, enforceable against it in accordance with the respective terms hereof.

2.3                               After giving effect to the amendments herein contained, the representations and warranties in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and no Event of Default or Default exists or is continuing on the date hereof.

ARTICLE III CONDITIONS OF EFFECTIVENESS.

This Amendment is effective as of the date hereof when each of the following conditions is satisfied:

3.1                               This Amendment is duly executed on behalf of the Borrower and the Lender.

3.2                               Such other documents and items, and completion of such other matters in connection with this Amendment, as the Lender may reasonably request.

ARTICLE IV MISCELLANEOUS.

4.1                               From and after the date of this Amendment, references in the Credit Agreement or in any other Loan Document to the Credit Agreement are treated as references to the Credit Agreement as amended by this Amendment and as further amended from time to time.

4.2                               The Obligations are due and owing without setoff, counterclaim, or defense.

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4.3                               Terms used but not defined herein shall have the same meanings as in the Credit Agreement.

4.4                               This Amendment is governed by and construed in accordance with the laws of the State of Michigan.

4.5                               The Borrower agrees to pay the reasonable fees and expenses of counsel for the Lender in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.6                               This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures and electronic signatures sent in PDF format are treated as originals.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

QUICKEN LOANS INC.

By:	/s/ Jay Farner
Jay Farner, Chief Executive Officer

Signature Page to Tenth Amendment to Credit agreement

FIFTH THIRD BANK

By:	/s/ Yasmeen Jasey
Yasmeen Jasey, Vice President

SIGNATURE PAGE TO TENTH AMENDMENT TO CREDIT AGREEMENT

REAFFIRMATION

The undersigned is a party to the Agreement Regarding RHI Credit Facility dated May 24, 2017 with Lender (the “Related Agreement”). To induce Lender to enter into the Tenth Amendment to Credit Agreement, and for other good and valuable consideration the adequacy and receipt of which is acknowledged, the undersigned agrees that:

1.                                      The Related Agreement remains in full force and effect, is ratified and confirmed, remains binding on us, and extends to and covers all Obligations, All references to the Credit Agreement in the Related Agreement are to the Credit Agreement as amended by the Tenth Amendment. All of Borrower’s Obligations and Indebtedness to Lender (including under the Credit Agreement as amended by the Tenth Amendment) are part of the Fifth Third Bank Debt (as defined in the Related Agreement).

2.                                      We consent to the Tenth Amendment, we represent that we have read all of the Tenth Amendment and its Exhibits, and we agree that the Recitals are accurate.

3.                                      Lender does not have to obtain our consent or reaffirmation to any other agreements or modifications to the Loan Documents or Lender’s relationship with Borrower.

[Signature Pages Follow]

ROCK HOLDINGS INC.

By:	/s/ Julie Booth
Name: Julie Booth
Title: Chief Financial Officer

SIGNATURE PAGE TO REAFFIRMATION